                                                          EXHIBIT 10.(iii)(A)(8)




                          AMERICAN CLASSIC VOYAGES CO.

                              AMENDED AND RESTATED

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                            (EFFECTIVE JULY 1, 1998)

                               TABLE OF CONTENTS

                                                                        PAGE NO.

1.   Purpose of the Plan                                                   1

2.   Definitions                                                           1

     2.1   "Account"                                                       1
     2.2   "Base Pay"                                                      1
     2.3   "Board"                                                         1
     2.4   "Common Stock"                                                  1
     2.5   "Designated Affiliate"                                          1
     2.6   "Eligible Employee"                                             1
     2.7   "Fair Market Value"                                             2
     2.8   "Offering"                                                      2
     2.9   "Offering Date"                                                 2
     2.10  "Parent"                                                        2
     2.11  "Participant"                                                   2
     2.12  "Pay Day"                                                       2
     2.13  "Plan Administrator"                                            2
     2.14  "Subsidiary" or "Subsidiaries"                                  2

3.   Offerings                                                             3

4.   Price                                                                 3

5.   Stock Subject to the Plan                                             3

6.   Changes in Capital Structure                                          3

7.   Participation                                                         4

8.   Base Pay Deductions                                                   4

9.   Granting of Option                                                    5

10.  Exercise of Option                                                    5

11.  Employee's Rights as a Stockholder                                    5

12.  Disposition of Common Stock                                           6

13.  Withdrawal                                                            6

14.  Carryover of Account                                                 7

15.  Interest                                                             7

16.  Rights Not Transferable                                              7

18.  Administration of the Plan                                           8

19.  Termination and Amendments to Plan                                   8

20.  Approval of Stockholders                                             9

                          AMERICAN CLASSIC VOYAGES CO.
                              AMENDED AND RESTATED
                       1995 EMPLOYEE STOCK PURCHASE PLAN


     1. Purpose of the Plan. The American Classic Voyages Co. 1995 Employee Stock Purchase Plan (the "Plan") was adopted by American Classic Voyages Co., a Delaware corporation (the "Company"), to encourage stock ownership by all eligible employees of the Company and its subsidiaries so that they may share in the results of the Company's operations by acquiring or increasing their proprietary interest in the Company. The Plan was designed to encourage eligible employees to remain in the employ of the Company. It has been and is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Board of Directors of the Company (the "Board") reserved the right to amend the Plan and has amended the Plan from time to time. The Board hereby further amends the Plan and restates the Plan and all amendments in this document, effective as of July 1, 1998.

     2.  Definitions.

         2.1 "Account" means the record of the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under the Plan.

         2.2 "Base Pay" means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursement of expenses and other additional compensation.

         2.3  "Board" means the Board of Directors of the Company.

         2.4  "Common Stock" means the Company's Common Stock, $.01 par value.

         2.5 "Designated Affiliate" means any corporation which is either a Subsidiary or a Parent with respect to the Company and whose employees are designated as eligible to participate in the Plan pursuant to Section 3.3.

         2.6 "Eligible Employee" means any person who is an employee of the Company or a Designated Affiliate on an Offering Date and who has then been an employee of the Company or a Designated Affiliate continuously for at least ninety (90) days prior thereto. Notwithstanding the foregoing, a person shall not be an Eligible Employee if (i) his or her customary employment is 20 hours or less per week; (ii) his or her customary employment is for not more than five months in the calendar year; or (iii) immediately after the grant of options hereunder in the specific Offering, he or she would own shares (including all shares which may be purchased under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, or, if applicable, any Subsidiary or, if applicable, a Parent. For this purpose, the rules of Section 424(d) of the Code shall apply in determining share ownership.

         2.7 "Fair Market Value" (i) as of a day, means the last sale price for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System for such day; or (ii) for an Offering, means the average of such prices for all of the business days during such Offering.

         2.8  "Offering" means one of a series of periods described in Section
3.1 during which Base Pay deductions are made as described in Section 8.

         2.9 "Offering Date" means the commencement date of an Offering if such date is a regular business day or the first business day following such commencement date.

         2.10 "Parent" means any corporation, other than the Company, in the unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.11 "Participant" means an Eligible Employee who has elected to make Base Pay deductions in connection with an Offering.

         2.12 "Pay Day" means the day as of which Base Pay is paid to an Eligible Employee.

         2.13 "Plan Administrator" means the Board or the Committee described in
Section 18 and, except to the extent prohibited by Securities and Exchange Commission Rule 16b-3, as amended from time to time ("SEC Rule 16b-3"), may include an agent designated by the Board or such Committee.

         2.14 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the broken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such claim.

     3.  Offerings.

         3.1 The first Offering under the Plan shall commence on July 1, 1995, and terminate on September30, 1995. Thereafter, Offerings shall commence on the first day of each calendar quarter and terminate on the last day of each calendar quarter until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

         3.2 In connection with an Offering, each Eligible Employee with respect to such Offering will be given the opportunity to elect Base Pay deductions sufficient to purchase Common Stock subject to options granted in such Offering.

         3.3 Any corporation which is either a Parent or a Subsidiary may be designated by the Plan Administrator as a Designated Affiliate and such designation shall remain in effect unless and until revoked by the Plan Administrator.

     4. Price. The purchase price per share for each Offering shall be 85% of the lesser of: (i) the Fair Market Value of the Common Stock on the last business day of the Offering; or (ii) the greater of (A) the Fair Market Value of the Common Stock for the Offering, and (B) the Fair Market Value of the Common Stock on the first business day of the Offering.

     5. Stock Subject to the Plan. The aggregate number of shares of Common Stock available for grant under options shall not exceed 500,000, subject to adjustment pursuant to Section 6 hereof. Shares of Common Stock subject to options granted pursuant to the Plan may be either authorized but unissued shares, shares now held in the treasury of the Company, or shares hereafter acquired by the Company. In the event that any option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such option shall again be available for grant under an option pursuant to the Plan and shall not reduce the aggregate number of shares of Common Stock available for grant under such options as set forth in this Section.

     6.  Changes in Capital Structure.

         6.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number or kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the option holder's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be consistent with Section 424(a) of the Code and shall be conclusive.

         6.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to such option would have received in such consolidation or recapitalization.

     7.  Participation.

         7.1 An Eligible Employee with respect to an Offering may become a Participant in connection with the Offering by completing, signing and filing an enrollment agreement ("Enrollment Agreement") and any other necessary papers with the Company at least 15 days prior to the commencement of the particular Offering. Base Pay deductions for a Participant shall commence on the first Pay Day in the Offering and shall end on the last Pay Day in the Offering unless earlier terminated by the Participant as provided in Section 13. Subject to
Section 7.2, participation in one Offering under the Plan shall neither limit, or require, participation in any other offering.

         7.2 Unless otherwise specified, an Enrollment Agreement will continue to apply to succeeding Offerings unless modified or revoked.

     8.  Base Pay Deductions.

         8.1 At the time a Participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her Base Pay of not less than $10 or more than 20% of his or her Base Pay on each Pay Day during the time he or she is a Participant in the Offering.

         8.2 All Base Pay deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any separate cash payment into such Account nor may payment for shares be made other than by Base Pay deduction.

         8.3 A Participant may discontinue his or her Base Pay deductions or participation in the Plan only as provided in Section 13.

         8.4 A Participant may change the amount of his or her Base Pay deductions, pursuant to procedures established by the Company, by submitting a revised Enrollment Agreement. Any such change shall be effective as soon as administratively feasible.

     9.  Granting of Option.

         9.1 On each Offering Date, the Plan shall be deemed to have granted to the Participant an option for as many full shares as he or she will be able to purchase with the Base Pay deductions credited to his or her Account during his or her participation in that Offering.

         9.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company and, if applicable, a Subsidiary and, if applicable, a Parent to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

         9.3 Except as specifically provided herein, all Eligible Employees shall have the same rights and privileges under the Plan. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         9.4 If the total number of shares for which options are to be granted on any Offering Date in accordance with Section 9.1 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

     10. Exercise of Option. Each employee who continues to be a Participant in an Offering on the last business day of that Offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated Base Pay deductions on such date will pay for the purchase price. Any balance remaining in a Participant's Account after such purchase will be subject to Section 14.

     11. Employee's Rights as a Stockholder.

         11.1 No Eligible Employee shall have any right as a stockholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 10 above and the purchase has been evidenced on the ownership records of the Company.

         11.2 Shares purchased in an Offering shall be reflected by means of a book entry record maintained by the Company except to the extent that the Participant requests that certificates be delivered with respect to such Shares pursuant to procedures established by the Company, or that certificates are required to be delivered pursuant to Section 17.3.

         11.3 Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs, by written notice to the Company prior to the termination date of the pertinent Offering, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with right of survivorship, to the extent and in the manner permitted by applicable law.

         11.4 The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

         11.5 Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate, and may be legended to reflect the restrictions of Section 12.

     12. Disposition of Common Stock. Except as provided in the next sentence, no "disposition" (as that term is defined in Section 424(c) of the Code) may be made of any Common Stock purchased under the Plan until the first anniversary of such purchase. Notwithstanding the foregoing, (i) if a Participant who owns Common Stock subject to the foregoing restriction is determined by the Plan Administrator in its discretion to have a serious financial need for the proceeds of the sale of such Common Stock, then upon application made by the Participant, the Plan Administrator shall consent to a disposition of such Common Stock to the extent necessary to satisfy the serious financial need, and shall give instructions to the transfer agent to register such disposition on the stock records of the Company; and (ii) if a Participant is no longer an employee, a director or consultant of the Company or a Designated Affiliate, the foregoing restriction shall not apply.

     13. Withdrawal.

         13.1 A Participant may withdraw from the Plan, in whole but not in part, by delivering a withdrawal notice ("Withdrawal Notice") to the Company at least 15 days prior to the end of such Offering, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

         13.2 To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 7. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next Offering following his or her withdrawal. A Participant may not withdraw from and re-enter the Plan more than twice in any calendar year.

         13.3 A Participant may elect to discontinue his or her Base Pay deductions during the course of a particular Offering and with respect to such Offering, by delivering an election to discontinue deductions to the Company, and such election shall be effective as soon as administratively feasible and shall not constitute a withdrawal for the purpose of this Section13. In the event that a Participant elects to discontinue his or her Base Pay deductions pursuant to this Section 13.3, he or she shall remain a Participant in such Offering and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 10 of the Plan. A discontinuance pursuant to this Section 13.3 shall not constitute a modification or revocation of a Participant's Enrollment Agreement with respect to subsequent Offerings.

     14. Carryover of Account. Unless a Participant elects otherwise, the Company shall carry over the remaining balance of his or her Account to the next Offering; provided that only amounts less than the price of a single share in an Offering may be carried over from the Offering to the next Offering. Upon termination of the Plan, the balance of each employee's Account shall be returned to him or her.

     15. Interest. No interest will be paid or allowed on any money in the Accounts of Participants.

     16. Rights Not Transferable. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the Base Pay deductions credited to his or her Account or any rights with regard to the exercise of an option or to receive shares under the Plan, other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Participant. If any such action is taken by the Participant, or any claim is perfected by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 13.

     17. Termination of Employee's Rights.

         17.1 An Eligible Employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, layoff, or discharge. Subject to Section 17.2, a Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all Base Pay deductions not used will be refunded.

         17.2 If a Participant's employment shall be terminated by reason of retirement, death, or disability prior to the end of an Offering, he or she (or his or her designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall have the right, within ninety (90) days of such retirement, death or disability, to elect to have the balance of his or her Account either paid to him or her in cash or applied at the end of the current Offering toward the purchase of Common Stock.

         17.3 If a Participant's employment is terminated for any reason, certificates for shares of Common Stock purchased for him or her (or his or her designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall be distributed, to the extent not previously distributed, no later than thirty (30) days after the later of (i) the end of the Offering during which such employment is terminated; or (ii) if applicable, the end of the Offering during which the election under Section 17.2 is made.

     18. Administration of the Plan.

         18.1 The Plan shall be administered by the Board, or by a committee consisting of two or more members of the Board, each of whom shall be a "non-employee director," which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any option). The members of such Committee shall serve at the discretion of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board and/or the Committee, if one has been established by the Board, shall be referred to in this Plan as the "Plan Administrator." "Non-Employee Director" shall be defined by reference to the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act").

         18.2 Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (i) construe and interpret the Plan; (ii) define the terms used in the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan; (v) determine the time or times at which options shall be granted under the Plan; (vi) determine all other terms and conditions of options; and (vii) make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all Participants in the Plan and on their legal representatives, heirs and beneficiaries.

         18.3 Expenses of administration of the Plan will be paid by the Company.

     19. Termination and Amendments to Plan. The Plan may be terminated at any time by the Board. It will terminate in any case on the earlier of (a) the date on which all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased, or (b) 10 years from the date the Plan is adopted by the Board. Upon termination of the Plan, all Base Pay deductions not used to purchase shares will be refunded.

     The Board also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders (a) which would, except as provided in Sections 5 and 6, increase the aggregate number of shares of Common Stock to be issued under the Plan, (b) which would change the class of employees eligible to receive options under the Plan, or (c) if such amendment requires stockholder approval for any other reason in order for the Plan to be eligible or continue to qualify for the benefits conferred by SEC Rule 16b-3, or any successor rule or regulatory requirements. No amendment may adversely affect an outstanding option without the consent of the holder thereof unless such amendment is required by law.

     20. Approval of Stockholders. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board.

     Date Approved by Board:  June 3, 1998

     Date Approved by Stockholders:  July 1, 1995